Exhibit 99.1

Cereplast Reports 2011 Year End Financial Results

EL SEGUNDO, Calif., April 16, 2012 — Cereplast, Inc. (Nasdaq: CERP), a leading manufacturer of proprietary biobased, sustainable plastics, today announced its financial results for the year ending December 31, 2011.

Frederic Scheer, Chairman and CEO of Cereplast, stated, “On a year over year basis, revenue increased over 200% which is a significant growth rate for a company of our size. While we faced some challenges with clients associated with the economic downturn in Europe during 2011, our company was forced to reevaluate and improve our risk management related to the financial structure of our working relationships. We are confident these improvements will restore the financial health of our company going forward. During the first quarter of 2012 we continued to establish strong, new distribution partnerships worldwide broadening our footprint in the industry while bringing innovative products to market, and strengthening our team.”

2011 and Year to Date Operational Highlights:

•

Distribution Agreements: Cereplast entered into a distribution agreement with Italy-based ColorTec to supply bioplastic resin to the Southern Italian and Slovenian markets. Other distribution agreements include BioWorks in Poland, Euroink in Romania, DMT Plasticolor in Croatia, Gama Plastik in Turkey, and Mastercolor AB in Scandinavia, and we are actively continuing to look beyond Europe and the Euro zone.

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DIN CERTCO Certifications: Three new resin grades, Compostable 3002, Compostable 3010, and Compostable 3020, have received DIN CERTCO certifications of compostability. DIN CERTCO is the most prominent institute for standardization in Germany, and is highly regarded world-wide. DIN CERTCO is one of two certifying bodies recognized by EU Bioplastics for the certification of bioplastics, a requirement for selling compostable resin in Europe.

•

New Bioplastic Resin Grades: Unveiled several new technologically advanced bioplastic resin grades at the International Plastics Showcase, NPE 2012, especially in the biobased polyolefin segment of our business.

•	Completed a Life Cycle Assessment of Cereplast resins showing major environmental benefits.

•	Appointed Paul Pelosi Jr. to the Board of Directors.

•	Appointed Michael Okada as Chief Accounting Officer and Interim Chief Financial Officer.

•

Strengthened Sales Team: Added two plastics industry veterans to key roles in North America and Europe. William G. Mashy has been appointed as Vice President of Sales and Marketing of North America, and will lead the Company’s strategy to maximize sales and profitability in the region. Emilio Sitta has been appointed as Regional Sales Director in Italy, and will identify new markets and drive sales for the Cereplast Hybrid Resins® product line in the country.

Bioplastics Industry Overview:

According to Reportlinker, it is estimated that the industry will grow over 7 fold in the global market for bioplastics reaching 1.9 million metric tons by 2017 compared to only 264,000 in 2007. Cereplast is at the heart of this movement and will continue to see its growth be driven by both sales efforts and the overall trends of the industry. The steady increase in the price of oil will continue to make the cost of bioplastics more competitive, and will reduce the market share for certain polyolefins such as the shrinking market for polyethylene in Europe.

New regulation continues to drive growth of the worldwide movement to ban the use of traditional plastic bags.

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Italy: Following legislation published by the Italian Parliament in December 2010, which banned the use of polyethylene for bag applications, the Parliament filed an Application Decree further amending the details of the Law and implements strict enforceable conditions. The Decree is enforcing large and costly sanctions from 2,500 euros to 25,000 euros per infraction for companies that do not follow the legal requirements. This Decree is positive but it is important to note that the sanctions will not go into effect for a few months.

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Bulgaria: On October 1, 2011, Bulgaria implemented a tax on the use of plastic bags. The tax will be increased each year from BGN 0.35 (USD $0.23) per bag currently to BGN 0.55 (USD $0.37) per bag in 2014.

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China: In February 2008, China’s State Council enacted a nationwide ban on plastic bags. The ban prohibits shops, supermarkets and sales outlets from handing out free plastic bags and bans the production, sales and use of ultra-thin plastic bags.

Frederic Scheer, Chairman and CEO of Cereplast, continued, “Several external issues related to the financial crisis in the Euro zone have negatively affected our near term growth. We have experienced slower progress in the recovery of our Accounts Receivables which has impacted our liquidity. Also, broadly speaking, current and potential customers in Europe are having liquidity issues of their own. The demand and need for our products are still strong, although we are seeing an increased sales cycle due to economic risk. We are working diligently with our European clients who have been affected by the Euro Zone financial crisis on an amicable resolution. Due to progress taking longer than anticipated, we are taking a more aggressive role in facilitating the sale of our inventory to third parties and broadening our activities outside of Europe to North America and Asia.”

2011 Financial Results:

Net sales for the year ending December 31, 2011 totaled $20.3 million, an increase of 219% or $13.9 million, as compared to $6.3 million for the year ending December 31, 2010. The sales increase for the period is attributable to volume increases associated with both existing customer contracts and new contracts with European customers. Environmental legislation in Italy for example, as well as the increased volatility in oil prices were key drivers of demand for our bioplastic resins in the current year.

Cost of sales include both fixed and variable costs, such as raw materials and supplies, labor, facilities and other overhead costs associated with product revenues. Cost of sales for the year ending December 31, 2011 totaled $18.2 million, an increase of 247% and 90% of revenue, as compared to $5.2 million or 82.7% of revenue for the year ending December 31, 2010. The increase in cost of sales year-over-year is attributable to two main factors. First, cost of sales in the prior year period cannot be considered representative of normal sales or operations as the Company was in the process of relocating production operations from California to Indiana and therefore had minimal production during this period in 2010. Second, cost of sales in the current period reflects the tremendous growth in sales volume from the prior year.

Gross profit for the year ending December 31, 2011 totaled $2.0 million, an increase of 85%, as compared to $1.1 million for the year ending December 31, 2010. Gross profit margin in 2011 was 10.0% as compared to 17.3% in 2010. The decrease in gross profit margin reflects the unusually high margins on very low volume sales in the prior year period combined with the Company’s sales strategy to gain critical market share in 2011 by offering low introductory pricing to some key customers to support their programs to bring new bioplastic products to market. This strategy has proven effective in contributing to strong sales growth and growing market share. The Company expects that margins will improve gradually in future periods as the Company continues to capitalize on demand growth to diversify its customer base, implement strategic price increases and continue to gain operational efficiencies.

Research and development expenses for the year ended December 31, 2011 were $1.0 million, or 5.2% of net sales, compared to $0.5 million, or 7.3% of net sales, for the same period in 2010. The increase is primarily due to additional headcount and increased manufacturing supplies used for new product development.

Selling, general and administrative expenses for the year ended December 31, 2011 were $13.4 million, or 66.1% of net sales, compared to $7.5 million, or 118.5% of net sales, for the same period in 2010. The increase is primarily attributable to the $5.3 million increase in our allowance for doubtful accounts during the year ended December 31, 2011. In addition, Cereplast incurred incremental expenses in 2011 across all areas of the business to support our sales growth.

Net loss for the period ending December 31, 2011 totaled $14.0 million as compared to $7.5 million for the period ending December 31, 2010.

On the balance sheet, the Company had $3.9 million in cash and approximately $14.7 million in account receivables. Total current assets and total assets were $24.1 million and $36.3 million respectively. Total current liabilities and total liabilities were $6.5 million and $26.6 million respectively. Total shareholders’ equity was $9.7 million or $0.61 per share based on approximately 16 million weighted average shares outstanding.

Conference Call Details:

Date:	Monday, April 16, 2012
Time:	4:30 p.m. EDT
Dial-In:	(877) 312-5508
International Dial-In:	(253) 237-1135
Live Webcast:	http://investor.cereplast.com/events.cfm

A live webcast and archive of the call will also be available on the Investor Relations section of Cereplast’s website at www.cereplast.com. If you are unable to participate on the call at this time, a telephonic replay will be available for three days starting two hours after the conclusion of the call. To access the telephonic replay, dial 855-859-2056, international callers dial 404-537-3406, and enter the Conference ID 71639491.

About Cereplast, Inc.

Cereplast, Inc. (Nasdaq:CERP) designs and manufactures proprietary biobased, sustainable bioplastics which are used as substitutes for traditional plastics in all major converting processes—such as injection molding, thermoforming, blow molding and extrusions—at a pricing structure that is competitive with traditional plastics. On the cutting-edge of biobased plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® resins are ideally suited for single-use applications where high biobased content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables® resins combine high biobased content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com. You may also visit the Cereplast social networking pages at Facebook.com/Cereplast, Twitter.com/Cereplast, and Youtube.com/Cereplastinc.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:

Cereplast, Inc.

Public Relations

Nicole Cardi

(310) 615-1900 x154

ncardi@cereplast.com

Investor Relations:

Alliance Advisors, LLC

Alan Sheinwald

914-669-0222

asheinwald@allianceadvisors.net

www.AllianceAdvisors.net

CEREPLAST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except shares data)

	December 31, 2011	December 31, 2010
ASSETS
Current Assets
Cash	$3,940	$2,391
Accounts Receivable, Net	14,744	5,285
Inventory, Net	4,406	1,392
Prepaid Expenses and Other Current Assets	966	69

Total Current Assets	24,056	9,137

Property and Equipment
Property and Equipment	13,752	5,564
Accumulated Depreciation and Amortization	(3,151)	(2,213)

Property and Equipment, Net	10,601	3,351

Other Assets
Restricted Cash	43	43
Deferred Loan Costs	1,321	266
Intangible Assets, Net	183	170
Deposits	47	17

Total Other Assets	1,594	496

Total Assets	$36,251	$12,984

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$1,813	$2,567
Accrued Expenses	2,760	1,251
Capital Leases, Current Portion	73	9
Loan Payable, Current Portion	1,855	149

Total Current Liabilities	6,501	3,976

Long-Term Liabilities
Loan Payable	7,307	2,119
Convertible Subordinated Notes	12,500	—
Capital Leases, Long-Term	245	—

Total Long-Term Liabilities	20,052	2,119

Total Liabilities	26,553	6,095

Shareholders’ Equity
Preferred Stock, $0.001 par value; 5,000,0000 shares authorized and none outstanding	—	—
Common Stock, $0.001 par value; 495,000,000 shares authorized; 18,933,139 and 12,992,195 shares issued and outstanding at December 31, 2011 and 2010, respectively	19	13
Additional Paid in Capital	66,524	49,737
Accumulated Deficit	(56,935)	(42,933)
Accumulated Other Comprehensive Income	86	72

	9,694	6,889
Noncontrolling Interests	4	—

Total Shareholders’ Equity	9,698	6,889

Total Liabilities and Shareholders’ Equity	$36,251	$12,984

CEREPLAST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

(in thousands, except per share data)

	Year ended
	December 31, 2011	December 31, 2010
GROSS SALES	$20,893	$6,416
Sales Discounts, Returns and Allowances	(637)	(72)

NET SALES	20,256	6,344

COST OF SALES	18,223	5,247

GROSS PROFIT	2,033	1,097

Research and Development	1,048	466
Selling, General and Administrative	13,397	7,519

LOSS FROM OPERATIONS BEFORE OTHER EXPENSES	(12,412)	(6,888)

OTHER EXPENSES
Restructuring Costs	—	586
Interest Expense, Net	1,590	15

TOTAL OTHER EXPENSE, NET	1,590	601

LOSS BEFORE PROVISION FOR INCOME TAXES	(14,002)	(7,489)
Provision for Income Taxes	—	—

NET LOSS	$(14,002)	$(7,489)

BASIC AND DILUTED LOSS PER SHARE	$(0.88)	$(0.64)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	15,989,397	11,779,087

CEREPLAST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	December 31, 2011	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(14,002)	$(7,489)
Adjustment to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	944	803
Reserve for Inventory Obsolescence	229	—
Allowance for Doubtful Accounts	5,338	32
Common Stock Issued for Services, Salaries and Wages	912	1,407
Amortization of Loan Discount	76	2
Loss on Disposal of Leasehold Improvements	—	14
Impairment of Intangible Assets	61	—
Changes in Operating Assets and Liabilities
Accounts Receivable	(14,797)	(4,992)
Deferred Loan Costs	361	(130)
Inventory	(3,243)	(543)
Deposits	(29)	75
Prepaid Expenses and Other Current Assets	(896)	147
Restricted Cash	—	(43)
Accounts Payable	(1,246)	1,578
Accrued Expenses	1,530	511

NET CASH USED IN OPERATING ACTIVITIES	(24,762)	(8,628)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property, Equipment and Intangibles	(7,918)	(263)

NET CASH USED IN INVESTING ACTIVITIES	(7,918)	(263)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Capital Leases	(47)	(25)
Proceeds from Capital Leases	356
Noncontrolling Interest Activities	4
Payments on Notes and Loan Payable	(145)	(59)
Proceeds from Loan Payable, Net of Loan Costs	6,962	2,520
Proceeds from Convertible Subordinated Notes, Net of Issuance Costs of $1,275	11,225
Proceeds from Issuance of Common Stock and Subscriptions, Net of Issuance Costs of $1,619	15,860	7,505

NET CASH PROVIDED BY FINANCING ACTIVITIES	34,215	9,941

FOREIGN CURRENCY TRANSLATION	14	35

NET INCREASE IN CASH	1,549	1,085

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,391	1,306

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,940	$2,391